Exhibit 10.218

POST-2021
DEFERRED COMPENSATION PLAN OF THE
ERIE INDEMNITY COMPANY

Effective January 1, 2022

10478712_2

POST-2021
DEFERRED COMPENSATION PLAN OF THE
ERIE INDEMNITY COMPANY

Effective January 1, 2022

ARTICLE ONE
INTRODUCTION

This Post-2021 Deferred Compensation Plan of the Erie Indemnity Company (the "Plan") is an unfunded, non-qualified, deferred compensation arrangement created for a select group of management and highly compensated employees of Erie Indemnity Company (the "Company") and its affiliates. It is intended that the Plan will aid in retaining and attracting qualified executives by providing such executives with a vehicle for deferring certain compensation until retirement or other separation from service from the Company and for restoring on behalf of participating executives, certain contributions that would have been made under the tax-qualified 40l(k) plan maintained by the Company, but for limitations applicable to such 40l(k) plan.

The Plan is effective January l, 2022.

ARTICLE TWO
DEFINITIONS

When the following words or phrases are used in this Plan document with initial capital letters, they shall have the following meanings:

2.1."Administrator" shall mean the person or committee, appointed by the Chief Executive Officer of the Company, who shall be responsible for the administrative functions assigned to it under the Plan.

2.2."Affiliate" shall mean a corporation or partnership in which more than 50% of the equity is owned directly or indirectly by the Company.

2.3."Amendment Election" shall mean the Amendment Election described in Section 5.6. An Amendment Election may be in paper and/or in such electronic means as designated by the Administrator or its delegate.

2.4."Beneficiary" shall mean the individual(s), trust(s) or other entity(ies) permitted by the Administrator and selected by a Participant to receive payment of amounts credited under the Plan in the event of the Participant's death, as evidenced by the most recent, properly completed and executed, Beneficiary designation which the Participant has delivered to the Administrator or its delegate prior to the Participant's death. Any such Beneficiary designation shall apply in the event of the Participant's death before commencement of payments and to any payments to a Beneficiary after the Participant's death. Subject to Section 3.4(c), a Participant may change his Beneficiary at any time by delivering a new designation of Beneficiary to the Administrator in such manner as may be satisfactory to the Administrator. A new designation of Beneficiary shall be effective upon receipt by the Administrator of the completed and executed designation. As of

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such effective date, the new designation shall divest any Beneficiary named in a prior designation in that interest indicated in the prior designation. Any marriage or divorce finalized after the date of a Beneficiary designation shall not serve to revoke any prior designation. If no effective Beneficiary designation is in effect on the death of the Participant, or if all designated Beneficiaries have predeceased the Participant, any payments to be made under the Plan on account of the Participant's death shall be paid to the estate of the Participant.

A Beneficiary of a deceased Participant may designate, in accordance with the foregoing procedures, a subsequent Beneficiary to receive payment of amounts remaining under the Plan in the event of the initial Beneficiary's death. If no effective Beneficiary designation is in effect on the death of the Beneficiary, or if all designated Beneficiaries have predeceased such Beneficiary, any payments to be made under the Plan on account of the Beneficiary's death shall be paid to the estate of the Beneficiary.

2.5."Board" shall mean the Board of Directors of the Erie Indemnity Company.

2.6."Code" shall mean the Internal Revenue Code of 1986, as amended.

2.7."Committee" shall mean the Executive Compensation and Development Committee of the Board, or its successor, as designated by the Board.

2.8."Company" shall mean the Erie Indemnity Company, a Pennsylvania business corporation.

2.9."Compensation" shall mean for any period, the rate of base salary or the wages paid by the Company or an Affiliate to an Employee during the period. For this purpose, the "rate of base salary or the wages paid" shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments or severance pay under any severance benefit plan and any other form of special or extraordinary compensation, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Sections 125, l32(f)(4) or 40l(k) of the Code or resulting from deferred compensation contracts for the year in question.

2.10."Controlled Group Member" shall mean any organization which, together with the Company, is a member of a controlled group of corporations under Sections 4l 4(b), 414(c), and 1563(a) of the Code, applying an 80% test for purposes of Section 1563(a).

2.11."Deferred Compensation Account" shall mean the bookkeeping account described in Section 4.4.

2.12."Election" shall mean the Participation election described in Section 3.2 and/or Section 3.3. An Election may be in paper and/or in such electronic means as designated by the Administrator or its delegate.

2.13."Employee" shall mean a person engaged in performing services for the Company, or an Affiliate, as an exempt or non-exempt full-time employee, as defined by the Company's Corporate Personnel Manual, as in existence at the time of determination, and not as an independent contractor.

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2.14."Hypothetical Earnings/Losses shall mean the gains and losses credited to a Participant's Deferred Compensation Account in accordance with Section 4.5.

2.15."Participant" shall mean each Employee who participates in the Plan in accordance with the terms and conditions of the Plan. Participant shall also include a former Employee who had become a Participant as an Employee and on whose behalf the Administrator is maintaining a Deferred Compensation Account pursuant to the terms of the Plan.

2.16."Plan" shall mean the Post-2021 Deferred Compensation Plan of the Erie Indemnity Company as set forth in the provisions of this Plan document, and including any amendments, appendices and exhibits to this Plan document.

2.17."Qualified Plan" shall mean the Erie Insurance Group Employee Savings Plan, a tax qualified plan under Section 401(a) of the Code, as said plan is amended from time to time.

2.18."Separation from Service" shall mean an Employee's complete cessation of all services as an Employee for the Company and all Controlled Group Members or as otherwise set forth below:

a)A Separation from Service shall not be considered to have occurred if the individual's employment relationship is treated by the Company or any Controlled Group Member as continuing while the individual is on military leave, sick leave, or other bona fide leave of absence (other than a leave of absence described in paragraph (b) below) if such period of leave does not exceed six months or, if longer, so long as the individual's right to reemployment is provided by statute or by contract. If the period of leave exceeds six months and such reemployment rights are not provided, the employment relationship is deemed to cease on the first date immediately following such six-month period.

b)A Separation from Service shall also not be considered to have occurred if the individual's employment relationship is treated by the Company or any Controlled Group Member as continuing while the individual is on a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six months, where such impairment causes the individual to be unable to perform the duties of his position or any substantially similar position, provided that, for purposes of the Plan, the employment relationship shall be considered to continue no longer than 29 months or, if longer, so long as the individual's right to reemployment is provided by statute or by contract. If the period of leave exceeds 29 months and such reemployment rights are not provided, the employment relationship is deemed to cease on the first date immediately following such 29-month period.

c)A Separation from Service shall also not be considered to have occurred, regardless of the level of services anticipated or provided by the individual as an employee or in the capacity other than an employee, if the individual continues to provide services to the Company or any Controlled Group Member at a rate that is fifty percent (50%) or more of the level of services rendered, on average, during the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

d)Otherwise, a Separation from Service is presumed to have occurred if the facts and circumstances indicate that (A) the Company or any Controlled Group Member and the individual reasonably anticipated that no further services would be performed after a

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certain date or that the level of bona fide services the individual would perform after such date would permanently decrease to 20% or less of the average level of bona fide services over the immediately preceding 36-month period (or the full period of such services, ifless than 36 months) or (B) the level of bona fide services the individual performs after a given date decreases to a level equal to 20% or less of the average level of bona fide services performed by the individual over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

2.19."Specified Employee" shall mean, for any period during which the Company remains publicly traded, an individual who is included in the group of employees who are determined to be "key employees" under Section 416(i)(l)(A)(i), (ii), or (iii) of the Code (as applied in accordance with regulations thereunder and disregarding Section 416(i)(5) of the Code), identified in the manner and under the procedures specified in a writing adopted by the Committee.

2.20."Supplemental Company Contribution" shall mean the contribution credit described in Section 4.3(b) and determined in reference to a formula set forth in the Qualified Plan. Except as otherwise specified by the Board, any change in the employer matching contribution formula under the Qualified Plan shall automatically be considered a change to the formula used under the Plan, effective as of the effective date of the change under the Qualified Plan, and the Plan shall thereafter be administered in accordance with such change.

2.21."Supplemental Employee Contribution" shall mean the contribution credit described in Section 4.3(a).

2.22."Valuation Date" shall mean the close of business as of each business day.

2.23."Vested" shall mean, as of any given date, the portion of the Deferred Compensation Account maintained on behalf of a Participant which is then 100% vested and nonforfeitable. All Deferred Compensation Accounts maintained under the Plan shall be l 00% vested and nonforfeitable at all times.

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ARTICLE THREE
PARTICIPATION

3.1.ELIGIBILITY

The individuals who are eligible to participate in the Plan are those Employees selected by the Committee. The Committee shall make its selection of eligible Employees before January 1 of the year next beginning or at such other times as it shall decide for the purpose of determining the eligibility of new Employees hired by the Company or its Affiliates or Employees newly promoted into a classification eligible for participation in the Plan.

The Committee, in its sole discretion, shall determine the extent to which an Employee is eligible to participate under the provisions of Article Four. Except as otherwise provided by the Committee, an Employee who has been selected by the Committee as eligible to participate under Sections 4.2 and/or 4.3 of the Plan shall continue such eligibility from year to year of his employment with the Company or Affiliate, regardless of whether the Employee elects to participate or not; provided, however, that the Committee, in its discretion, may terminate all or part of an Employee's eligibility for any given year. To participate in the Plan for any given year, an Employee must be classified within a select group of management or highly compensated employees for such year.

3.2.PARTICIPATION UNDER BONUS DEFERRAL PROVISIONS

An Employee who is eligible under the provisions of Section 3.1 to participate under the bonus deferral provisions of Section 4.2 may elect to participate under such deferral provisions by delivering a properly completed and executed Election to the Administrator or its delegate. This Election shall specify:

a)The percentage of any bonus to be deferred as provided in Section 4.2 for the calendar year to which the Election applies;

b)The Participant's investment designation in accordance with Section 4.6;

c)The method by which the amounts deferred for the calendar year to which the election applies (included Hypothetical Earnings/Losses on such deferrals) are to be paid in accordance with a method of payment permitted under Section 5.l(c); and

d)The Beneficiary to whom payment of all amounts credited to the Participant's Deferred Compensation Account under the Plan will be made in the event of the Participant's death (unless this Beneficiary has already been designated pursuant to Section 3.3 or otherwise).

The election under paragraph (a) above shall be irrevocable with respect to the calendar year to which it applies, except as provided in Section 4.1(c) or 4.1(d). The election under paragraph (b) above may be changed as provided in Section 4.6 and shall be subject to the provisions of Section 3.4. The election under paragraph (c) above shall be irrevocable except as provided in Section 5.6 and shall be subject to the provisions of Section 3.4. The election under paragraph (d) above may be made and may be changed as provided in Article Two and Section 5.6, subject to the provisions of Section 3.4.

3.3.PARTICIPATION UNDER SUPPLEMENTAL 40l(k) PROVISIONS

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An Employee who is eligible under the provisions of Section 3.1 to participate under the deferral provisions of Section 4.3 may elect to participate under such deferral provisions by delivering a properly completed and executed Election to the Administrator or its delegate. This Election shall specify:

a)The percentage of his future Compensation to be deferred as provided in Section 4.3 for the calendar year to which the Election applies;

b)The Participant's investment designation in accordance with Section 4.6;

c)The method by which amounts attributable to the following credits (including Hypothetical Earnings/Losses on such credits) are to be paid in accordance with a method of payment permitted under Section 5.1(c):

(i)Amounts the Participant defers for the calendar year to which the Election applies and which are attributable to the Participant's Supplemental Employee Contributions;

(ii)Amounts which are attributable to the Supplemental Company Contributions made on the Participant's behalf for the calendar year to which the Election applies; and
d)The Beneficiary to whom payment of all amounts credited to the Participant's Deferred Compensation Account under the Plan will be made in the event of the Participant's death (unless this Beneficiary has already been designated pursuant to Section 3.2 or otherwise).

The election under paragraph (a) above shall be irrevocable with respect to the calendar year to which it applies, except as provided in Section 4.1(c) or 4.1(d). The election under paragraph (b) above may be changed as provided in Section 4.6 and shall be subject to the provisions of Section 3.4. The election under paragraph (c) shall be irrevocable except as provided in Section
5.6 and shall be subject to the provisions of Section 3.4. The election under paragraph (d) above may be made and may be changed as provided in Article Two and Section 5.6, subject to the provisions of Section 3.4.

3.4.COORDINATION OF ELECTIONS

Notwithstanding any provision of the Plan to the contrary, an Employee is eligible to participate under the provisions of Sections 4.2 and 4.3 and who elected to participate under both Sections shall be required to coordinate and combine certain Elections (stated below) into a single Election that is applicable both to a bonus deferred under Section 4.2 and Compensation deferred (including Supplemental Company Contributions) under Section 4.3. The Elections that shall be coordinated into a single election under this Section 3.4 are:

a)A Participant's investment designation described in Sections 3.2(b) and 3.3(b);
b)A Participant's method of payment election described in Sections 3.2(c) and 3.3(c);
c)A Participant's Beneficiary designation described in Sections 3.2(d) and 3.3(d).

The effective date of this Section 3.4 with respect to any Participant shall be the effective date of the Participant's initial deferral under Section 4.2 or his initial deferral under Section 4.3, whichever is later.

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3.5.EFFECTIVE DATE FOR PARTICIPATION

a)Except as provided under paragraph (b) below, the effective date for participation in the Plan by an Employee who is eligible to participate under Section 3.1 shall be the first day of the calendar year that immediately follows the calendar year in which the Administrator or its delegate receives the Employee's properly completed and executed Election. For any given year, the effective date for the deferral of any Participant bonus under Section 4.2 shall be the date such bonus would otherwise be payable to the Participant and the effective date for the deferral of a Participant's Compensation under Section 4.3 shall be the last day of the first pay period that ends in the calendar year that immediately follows the calendar year in which the Administrator or its delegate receives the Employee's properly completed and executed Election.

b)The effective date for participation in the Plan by a newly hired Employee or a newly promoted Employee who is eligible to participate under Section 3.1 shall be the date that the Employee begins active employment with the Company or an Affiliate or the date on which the Employee's promotion is effective, provided the Administrator or its delegate has received the Employee's Election prior to such date. Notwithstanding the preceding sentence, a newly hired Employee or newly promoted Employee who is eligible to participate under Section 3.1 may elect to participate under the provisions of Sections 3.2 and/or 3.3 by delivering a properly completed and executed Election to the Administrator or its delegate within 30 days of the Employee's date of hire or, if applicable, effective date of promotion. In the event such an Employee completes such action, the Employee's Elections under Sections 3.2 Section 3.3 shall apply only with respect to that portion of a bonus and/or that Compensation that is attributable to the Employee's services performed after the Election has been delivered to the Administrator and the effective date for participation of such Employee shall be the date as of which the Administrator determines such Election to be effective.

3.6.CESSATION OF ELIGIBILITY

If during a calendar year a Participant ceases to satisfy the criteria that qualified him for Plan participation, as determined by the Committee, (including, for this purpose, the requirement that a Participant be classified within a select group of management or highly compensated employees), the Participant's deferrals under the provisions of Sections 4.2 and/or 4.3 shall continue for the remainder of such calendar year and shall thereafter cease until such time as the Committee determines the individual again satisfies the criteria for Plan participation. Such individual shall remain a Participant, however, until the amounts represented by the Vested Deferred Compensation Account maintained on his behalf under the Plan are distributed.
ARTICLE FOUR
COMPENSATION DEFERRED

4.1.DEFERRED COMPENSATION ELECTION

a)Initial Deferral Election. An Employee who is eligible to participate in the Plan under the provisions of Section 3.1 may elect to defer an annual bonus and/or Compensation for a given calendar year by delivering a properly completed and executed Election to the Administrator or its delegate as provided in Sections 3.2, 3.3, or 3.5. Except as provided in Section 3.5(b), a properly completed and executed Election shall be considered to be

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delivered on a timely basis if it is provided to the Administrator or its delegate by the last day of the last full pay period ending in the calendar year which immediately precedes the calendar year for which the deferral election is effective and the annual bonus and/or Compensation is to be earned and except as provided in paragraphs (c) or (d) below, any such deferral election shall be irrevocable as of the last day of the last full pay period ending in the calendar year that immediately precedes the calendar year to which the election applies. Such deferral election shall automatically terminate as to any annual bonus or Compensation attributable to services after such calendar year.

b)Subsequent Deferral Elections. With respect to any calendar years beginning after the year an Employee first becomes eligible to participate under Section 3.1, the Employee may elect to defer an annual bonus and/or Compensation attributable to services performed in such year by delivering a properly completed and executed Election to the Administrator or its delegate by the last day of the last full pay period ending in the calendar year which immediately precedes the calendar year for which the deferral election is to be effective and the annual bonus and/or Compensation is to be earned. Except as provided in paragraphs (c) or (d) below, any such deferral election shall be irrevocable as of the last day of the last full pay period ending in the calendar year that immediately precedes the calendar year to which the election applies. Such deferral election shall automatically terminate as to any annual bonus or Compensation attributable to services after such calendar year.

c)If a Participant makes a withdrawal due to an unforeseeable emergency under Section 5.6 all remaining deferrals of annual bonus and/or Compensation under the Plan for the calendar year in which such a withdrawal is made shall be cancelled. Such Participant shall not be permitted to make any further deferral of Compensation until the Participant satisfies the procedures set forth in paragraph (b) above.

d)Participant deferrals of annual bonus and/or Compensation under the Plan shall be cancelled in such events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election to the application of such events or conditions to his individual circumstances.

4.2.AMOUNT OF BONUS DEFERRAL

Subject to Section 3.5(b), an Employee who is eligible to participate under the provisions of this Section 4.2 may elect to defer receipt of up to l 00% of any annual bonus to be payable by the Company or an Affiliate. Compensation deferred under this Section 4.2 is credited to the Participant's Deferred Compensation Account as of the date such compensation would otherwise be payable to the Participant.

4.3.AMOUNT OF SUPPLEMENTAL 401.(k) CONTRIBUTIONS

a)An Employee who is eligible to participate under the provisions of this Section 4.3 may elect to defer receipt ofup to 100% of his Compensation attributable to services performed after the election is delivered to the Administrator or its delegate. Deferrals under this paragraph (a) shall be designated as Supplemental Employee Contributions and shall be made within such times and in accordance with such means as are

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designated by the Administrator. The election under this paragraph (a) shall be independent of and unaffected by any deferral election under the Qualified Plan.

b)In the event that (i) the allocation of employer matching contributions under the Qualified Plan on behalf of a Participant is limited for any given Plan Year due to the limitation on elective contributions made on such Participant's behalf under the Qualified Plan under Section 402(g) of the Code, and (ii) the Participant is making Supplemental Employee Contributions for the given year at or above such level required by the Administrator for the given year, the amount by which such employer matching contributions are limited, as determined by the Administrator in its discretion, shall be credited under the Plan as restored matching contributions and shall be designated as Supplemental Company Contributions.

c)Compensation deferred under paragraph (a) above shall be credited to the Participant's Deferred Compensation Account as of the date such Compensation would otherwise be payable to the Participant. Compensation deferred under paragraph (b) above shall be credited to Participant's Deferred Compensation Account as of the date such compensation would otherwise have been treated as a contribution allocation under the Qualified Plan.

4.4.DEFERRED COMPENSATION ACCOUNT

A Deferred Compensation Account shall be established for each Employee who properly completes, executes, and delivers an Election under Sections 3.2 and/or 3.3. Any bonus a Participant defers under Section 4.2 and/or any Supplemental Employee Contributions and Supplemental Company Contributions credited on the Participant's behalf under Section 4.3, as well as Hypothetical Earnings/Losses earned on all such deferred compensation, shall be credited to this Deferred Compensation Account. A Participant's Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. A Participant's interest in the Deferred Compensation Account maintained on his behalf shall be Vested at all times.

4.5.HYPOTHETICAL EARNINGS/LOSSES

The Deferred Compensation Account maintained on behalf of a Participant under the Plan shall be credited with Hypothetical Earnings/Losses. Hypothetical Earnings/Losses shall be credited as of each Valuation Date on the amount credited to the Participant's Deferred Compensation Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. Hypothetical Earnings/Losses credited to each Deferred Compensation Account are determined by the Administrator or its delegate and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 4.6. For any given period, Hypothetical Earnings/Losses may be a positive or a negative figure. The crediting of Hypothetical Earnings/Losses shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has incurred a Separation from Service. The Administrator may prescribe any reasonable method or procedure for the accounting of Hypothetical Earnings/Losses.

4.6.PARTICIPANT INVESTMENT DESIGNATION

a)A Participant (and any eligible Employee first electing to participate in the Plan) may designate, within such time and in accordance with such means as are designated by the

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Administrator, that portion of his future deferred compensation under Sections 4.2 and 4.3, and separately, that portion of any existing Deferred Compensation Account maintained on his behalf which shall be credited with Hypothetical Earnings/Losses in reference to each of the hypothetical investment funds that may be offered by the Administrator, in the discretion of the Administrator. Such designations may specify, in l% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations may remain in effect until the Participant submits a new designation within such times and in accordance with such means as are designated by the Administrator. New designations shall be effective as of a given date specified by the Administrator. A Beneficiary of a deceased Participant may designate, in accordance with the foregoing procedures, the manner in which a Deferred Compensation Account being maintained on behalf of the Beneficiary shall be credited with Hypothetical Earnings/Losses. In the event a Participant fails to make an effective designation under this paragraph (a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

b)In accepting participation in the Plan, a Participant agrees on behalf of himself and his Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Earnings/Losses are credited to the Participant's Deferred Compensation Account. In like manner, in accepting an interest in a deceased Participant's Deferred Compensation Account under the Plan, a Beneficiary agrees on behalf of himself and any subsequent Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Earnings/Losses are credited to the Deferred Compensation Account being maintained on behalf of the Beneficiary. The Company, the Affiliates and the Administrator shall not be liable to any Participant or Beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

c)The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and Beneficiaries and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering a hypothetical investment fund under the Plan, those Participants or Beneficiaries on whose behalf Hypothetical Earnings/Losses are then being credited on the basis of the discontinued hypothetical investment fund may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or "mapped" to) a replacement hypothetical investment fund selected by the Administrator or may be required to designate, from such selection of hypothetical funds as may be offered by the Administrator, a hypothetical fund or funds as a replacement for the hypothetical investment fund being discontinued. Any such designation by a Participant or Beneficiary shall be made in accordance with paragraph (a) above. Hypothetical Earnings/Losses credited on behalf of any Participant or Beneficiary who is affected by the discontinuation of a hypothetical investment fund but who fails to make any replacement designation offered in this paragraph (c) shall mirror, to the extent of the Participant's or Beneficiary's interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion. Any changes under this paragraph (c) shall take effect as of such times and under such rules as shall be established by the Administrator.

d)Notwithstanding any provision of the Plan to the contrary, the eligibility of a Participant or Beneficiary to make any designation under this Section 4.6 shall not be construed as to

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provide any Participant or other person with a beneficial ownership interest in any assets of the Company or an Affiliate. Title to and beneficial ownership of any assets which the Company or any Affiliate may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company or Affiliate. The Participant, any Beneficiary and any heirs, successors or assigns shall not have any legal or equitable right, interest, or control over or any property interest whatsoever in any specific assets of the Company or any Affiliate or related entity on account of having an interest under the Plan. Any and all of the Company's assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company or any Affiliate be required to purchase any specific shares or interest in any investment fund.

ARTICLE FIVE
PAYMENT OF DEFERRED COMPENSATION

5.1.PAYMENTS TO PARTICIPANTS

a)Except as otherwise provided in this Article Five, payment of the amounts represented by all or a portion of a Participant's Vested Deferred Compensation Account shall be made at the time provided under paragraph (b) and according to a method permitted under paragraph (c) elected by the Participant in his Election or, if applicable, in the most recent, properly completed and effective Amendment Election which the Participant has delivered to the Administrator or its delegate prior to the Participant's Separation from Service. Except as otherwise provided in this Article Five, if a Participant has not delivered to the Administrator or its delegate a properly completed and effective Election or, if for any reason the Administrator determines that any Election or Amendment Election is materially deficient, payment of the amounts represented by that portion of the Vested Deferred Compensation Account for which the Election or Amendment Election is undelivered or materially deficient shall be made in the form of approximately equal annual installments for a period of five (5) years. For all purposes of the Plan and effective until such time as the Participant delivers to the Administrator or its delegate a properly completed and effective Election or Amendment Election that includes a method of payment election, such default method of payment shall be treated as the Participant's elected method of payment with respect to any given portion of a Deferred Compensation Account to which the default applies.

b)The first installment payment shall be made in January of the second calendar year following the calendar year in which occurs the Participant's Separation from Service, and subsequent installment payments shall be made in January of the next four or nine, as applicable, succeeding calendar years, depending on the Participant's elected method of payment. Installment payments shall be treated as a single payment under Section 409A of the Code and all payments shall be made in cash.

c)A Participant may elect any one of the following methods of payment with respect to the Participant's bonus deferral in accordance with Section 4.2 and Compensation deferral (including Supplemental Company Contributions) under Section 4.3. In accordance with the coordination of elections under Section 3.4, such elected method of payment shall

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apply to all such amounts deferred for the calendar year to which the election applies (including Hypothetical Earnings/Losses on such deferrals):

(i)Payment in approximately equal annual installments for a period of five (5) years; or

(ii)Payment in approximately equal annual installments for a period of ten (10) years.

A Participant's method of payment election will apply to all credits made on his behalf under the Plan following the effective date of such election and until the Participant changes such method of payment election as otherwise provided herein.

d)Except as otherwise provided in this Article Five, no distribution to a Participant shall commence before or after the distribution dates provided in paragraph (b). For purposes of this Section 5.1, if the Company makes an installment payment within the permitted distribution period (as defined below) for a given installment payment under paragraph (c) and the actual date of such payment is not within the direct or indirect control of the Participant, such installment payment shall be treated as having been made on the payment date provided in paragraph (b). The "permitted distribution period" for this purpose shall begin on the thirtieth day before the payment date under paragraph (b) and shall end on the last day of the calendar year that includes the payment date under paragraph (b).

e)In the event the Participant dies before receiving the entire distribution to which he is entitled under the Plan, the provisions of Section 5.7 shall apply.

5.2.ACCELERATION OF PAYMENTS

Notwithstanding the provisions of Section 5.1, the Company may pay a Participant the amounts represented by all or a portion of the balances credited to a Participant's Vested Deferred Compensation Account in a lump sum as of the first Valuation Date that is administratively reasonable following the occurrence of any of the events or conditions identified below. Such lump sum payment shall be equal to the amount, as determined by the Administrator, as is reasonably estimated to be required to satisfy the purpose of the accelerated payment. The events or conditions to which this Section 5.2 applies are:

a)The Participant needs to avoid a violation of an applicable federal, state, local, or foreign ethics law or conflicts of interest law.

b)The Participant incurs state, local, or foreign tax obligations arising from participation in the Plan that apply to a Plan interest before such interest is otherwise payable from the Plan.

c)The Participant incurs federal employment tax obligations under Sections 3101, 312l(a), or 312l(v)(2) of the Code with respect to a Vested Deferred Compensation Account and any federal, state, local, or foreign tax obligations arising from such employment tax obligations.

d)The Plan is terminated and liquidated in accordance with generally applicable guidance prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.

e)Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.

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Any payment under this Section 5.2 shall be contingent upon the Administrator's decision that a Participant has satisfied all material elements of an applicable event or condition and that the Participant produces evidence to that effect that is satisfactory to the Administrator. If any payment under this Section 5.2 is made and such payment is less than an amount that represents the entire Vested Deferred Compensation Account maintained on the Participant's behalf, the amount of such payment shall offset any future payment from the Plan to the Participant or any Beneficiary or other person who claims through the Participant.

5.3.DELAY OF PAYMENTS

Notwithstanding the provisions of Section 5.1 and any Participant election thereunder, the Company may delay the payment of amounts represented by all or a portion of the balances credited to a Participant's Vested Deferred Compensation Account in connection with any of the events or conditions identified below; provided, however that, with respect to any given event or condition, the Administrator shall treat Plan payments to all similarly-situated Participants in a reasonably consistent manner:

a)The Administrator reasonably anticipates that making scheduled Plan payments will violate federal securities laws or other applicable law; provided that the scheduled payments are then made at the earliest date at which the Administrator reasonably contemplates that making the scheduled payments will not cause such a violation.

b)Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.

5.4.DELAY OF PAYMENTS TO SPECIFIED EMPLOYEES

Notwithstanding the foregoing provision of this Article Five, if a payment is being made to a Participant on account of such Participant's Separation from Service and such Participant is a Specified Employee as of the date of such Separation from Service, such payment shall not be made (or commence, in the case of an installment distribution) until the first Valuation Date that is administratively reasonable following the date that is six months after the Participant's Separation from Service.

5.5.EMERGENCY CIRCUMSTANCES

Notwithstanding any other provision of this Plan, if the Administrator determines, after consideration of a Participant's application, that the Participant has incurred a severe financial hardship (as defined below) the Administrator may in its sole and absolute discretion direct that all or a portion of the Participant's Vested Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Administrator for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Administrator, reasonably necessary to satisfy the financial hardship.

For purposes of this Section 5.5, a "severe financial hardship" shall mean a financial hardship resulting from (i) an illness or accident of the Participant, the Participant's spouse, beneficiary or dependent, (ii) the Participant's loss of property due to casualty, or (iii) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that such financial hardship is not or may not be relieved through

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reimbursement or compensation from insurance or otherwise, by cessation of deferrals of Compensation in future years, or by liquidation of the Participant's assets to the extent such liquidation would not cause severe financial hardship.

5.6.AMENDMENT TO PAYMENT METHOD OR BENEFICIARY ELECTION

a)In accordance with procedures adopted by the Administrator, in its discretion, a Participant who is an Employee and who has not incurred a Separation from Service may elect a change in his elected method of payment to a method of payment permitted under Section 5. l(c) (or to the default method of payment under Section 5.1(a)) by submitting a properly completed and executed Amendment Election to the Administrator which indicates the desired method of payment; provided that:

(i)Such election shall not be effective until 12 months after it is submitted to the Administrator;

(ii)Such election shall require that the commencement of payment with respect to which the election is made shall be delayed for a period of not less than five years from the date payment would have commenced absent the elected change;and

(iii)A Participant may elect a maximum of one change in his elected method of payment under this Section 5.6 with respect to that portion of the Deferred Compensation Account that is the subject of the Amendment Election.

b)A Participant may at any time elect to change his Beneficiary in accordance with Article Two, subject to the provisions of Section 3.4.

5.7.PAYMENT UPON DEATH OF PARTICIPANT

a)In the event of a Participant's death before payment commences under this Article Five, the amount represented by the Participant's Vested Deferred Compensation Account shall be paid by the Company to the Participant's Beneficiary in the same form and at the same time as payments were to be made to the Participant under the Participant's Election or Amended Election. The first installment payment shall be made in January of the second calendar year following the calendar year in which occurs the Participant's Separation from Service, and subsequent installment payments shall be made in January of the next four or nine, as applicable, succeeding calendar years, depending on the Participant's elected method of payment. All payments shall be made in cash. Following the death of a Participant, the Participant's Beneficiary may make investment designations as provided under Section 4.6, subject to such rules and limitations as the Administrator may adopt, in its discretion.

b)In the event of a Participant's death after payment commences under this Article Five, the amount represented by the remaining balance of the Participant's Vested Deferred Compensation Account shall be paid by the Company to the Participant's Beneficiary in the same form and at the same time as payments were being made to the Participant under Section 5.1. All payments shall be made in cash. Following the death of a Participant, the Participant's Beneficiary may make investment designations as provided under Section 4.6, subject to such rules and limitations as the Administrator may adopt, in its discretion.
c)The provisions of Sections 5.2 and 5.3 shall apply with respect to a Vested Deferred Compensation Account being maintained on behalf of a Beneficiary, substituting "Beneficiary" for "Participant", as appropriate.

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Except as provided in Sections 5.2 or 5.3, no payment to a Beneficiary under this Section 5.7 shall be made before or after such identified payment date. For purposes of this Section 5.7, if the Company makes an installment payment within the permitted distribution period (as defined below) for a given installment payment and the actual date of such payment is not within the direct or indirect control of the Beneficiary, such installment payment shall be treated as having been made on the payment date provided in this Section 5.7. The "permitted distribution period" for this purpose shall begin on the thirtieth day before the payment date under paragraphs (a) or (b) and shall end on the last day of the calendar year that includes the payment date under paragraphs (a) or (b).

5.8.REHIRED PARTICIPANT

If a Participant incurs a Separation from Service and payment of the amounts represented by the Participant's Vested Deferred Compensation Account have begun under this Article Five, such installment payments shall not be suspended if the Participant is subsequently reemployed by the Company or an Affiliate. A reemployed Participant or reemployed former Participant may again participate in the Plan in accordance with Article Three and, in the event such individual is eligible to participate immediately upon reemployment or within the calendar year of reemployment, the provisions of Treas. Reg. Section 1.409A-2(a)(7)(ii) shall apply for purposes of determining such individual's earliest date of participation under Section 3.5.

ARTICLE SIX
ADMINISTRATION

6.1.GENERAL ADMINISTRATION

The Administrator shall be charged with the administration of the Plan. The Administrator shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to determine and decide all questions of fact, and all disputes arising under the Plan including, but not limited to, the eligibility of any Employee to participate hereunder, the validity of any election or designation as may be necessary or appropriate hereunder and the right of any Participant or Beneficiary to receive payment of all or any portion of amounts represented by a Deferred Compensation Account, maintained hereunder. The Administrator shall have all power necessary to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable and shall have the power to make equitable adjustments to remedy any mistakes or errors made in the administration of the Plan. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct. The Administrator, the Company and its respective officers and directors shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan, insofar as such reliance is consistent with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and other applicable law. The service providers to the Plan may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary. Any individual serving as Administrator shall not participate in any action or determination regarding solely his own benefits payable hereunder. Decisions of the Administrator made in good faith shall be final, conclusive and binding upon all parties. Until modified by the Administrator, the claims and review procedures set forth in Section 6.2 shall be the exclusive procedures for the disposition of claims for benefits arising under the Plan.

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6.2.CLAIMS PROCEDURE

The Administrator shall be responsible for the claims procedure under the Plan.

a)Original Claim. In the event a claim of any Participant, Beneficiary, or other person (hereinafter referred to in this Section as the "Claimant") for a benefit is partially or completely denied, the Administrator shall give, within ninety (90) days after receipt of the claim (or if special circumstances, made known to the Claimant, require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim), written notice of such denial to the Claimant. Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim; a statement of why the material or information is necessary; a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA; and an explanation of the Plan's claims review procedure, including the time limits applicable to such procedure.

b)Review of Denied Claim.

(i)A Claimant whose claim is partially or completely denied shall have the right to request a full and fair review of the denial by a written request delivered to the Administrator within sixty (60) days of receipt of the written notice of claim denial, or within such longer time as the Administrator, under uniform rules, determines. In such review, the Claimant or his duly authorized representative shall have the right to review, upon request and free of charge, all documents, records or other information relevant to the claim and to submit any written comments, documents, or records relating to the claim to the Administrator.

(ii)The Administrator, within sixty (60) days after the request for review, or in special circumstances, such as where the Administrator in its sole discretion holds a hearing, within one hundred twenty (120) days of the request for review, will submit its decision in writing. Such decision shall take into account all comments, documents, records and other information properly submitted by the Claimant, whether or not such information was considered in the original claim determination. The decision on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, will contain specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based, will indicate that the Claimant may review, upon request and free of charge, all documents, records or other information relevant to the claim and will contain a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.
(iii)If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitations specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

c)Determination by the Administrator is Conclusive. The Administrator's determination of factual matter relating to Participants, Beneficiaries and other persons including,

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without limitation, a Participant's compensation, the amount of any contribution credit and any other factual matters, shall be conclusive.

6.3.EXHAUSTION OF ADMINISTRATIVE REMEDIES

The exhaustion of the claims review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

a)No claimant shall be permitted to commence any civil action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision oflaw, whether or not statutory, until the claims review procedure set forth herein has been exhausted in its entirety; and

b)In any such civil action all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

6.4.DEADLINE TO FILE CIVIL ACTION

No civil action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the civil action is commenced in the proper forum before the earlier of:

a)Thirty months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or

b)Six months after the claimant has exhausted the claims review procedure.

6.5.FICA AND OTHER TAXES

For each year in which credits are made under the Plan for or on behalf of a Participant who is employed in such year, the Company or Affiliate employing the Participant shall withhold from that portion of the Participant's compensation that is not being deferred, in a manner determined by the Administrator, the Participant's share of FICA and other employment taxes. If the Administrator determines it to be necessary or appropriate, the Administrator may reduce any deferral of a Participant under the Plan in order to comply with this Section 6.5.

The Company, in its discretion, may provide procedures for withholding any federal, state and/or local income tax that may become payable as a result of a Participant or Beneficiary having an interest in the Plan.

ARTICLE SEVEN
AMENDMENT AND TERMINATION

The Company expects to continue the Plan indefinitely, but reserves the right to amend or terminate the Plan at any time, if, in its sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made pursuant to a resolution of the Committee and shall be effective as of the date specified in such resolution. Without consent of the

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Participant, no amendment or termination of the Plan shall reduce the balance of a Participant's Deferred Compensation Account at the time of amendment or termination. Except as may otherwise be provided by the Company, in the event of a termination of the Plan, the Company (or any transferee, or successor entity of the Company) shall be obligated to pay amounts represented by Vested Deferred Compensation Account balances to Participants and Beneficiaries at such time or times and in such forms as provided under the terms of the Plan. Nothing herein shall limit the Company's reserved right to terminate and liquidate the Plan in accordance with generally applicable guidance prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.

ARTICLE EIGHT
GENERAL PROVISIONS

8.1.NO EFFECT ON EMPLOYMENT RIGHTS

Nothing contained herein shall be construed as creating any contract of employment between the Company or any Affiliate and any Participant nor shall any provision hereof confer upon any Participant the right to be retained in the service of the Company or any Affiliate nor limit the right of the Company or any Affiliate to discharge or otherwise deal with Participants without regard to the existence of the Plan.

8.2.GENERAL CONTRACTUAL OBLIGATION

It is the intent of this Plan, and each Participant understands, that no trust has been created for his or her benefit in connection with this Plan and that eligibility and participation in this Plan does not grant any Participant or Beneficiary any interest in any asset of the Company or any Affiliate. The Company's obligation to pay to the Participant or Beneficiary the amounts credited hereunder is a general contract obligation and shall be satisfied solely from the general assets of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company, any Affiliate, or any other entity or person that the assets of the Company will be sufficient to pay amounts determined in accordance with the Plan. The obligation of the Company under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay amounts in the future. In each case in which amounts represented by the balances credited to a Participant's Vested Deferred Compensation Account have been distributed to the Participant, Beneficiary, or other person entitled to receipt thereof and which purports to cover in full the benefits hereunder, such Participant, Beneficiary or other person shall have no further right or interest in the other assets of the Company on account of participation in the Plan. Notwithstanding a Participant's entitlement to Vested amounts under the terms of the Plan, the status of the Participant, or any person claiming by or through the Participant, is that of an unsecured general creditor to the extent of his entire interest under the Plan as herein described.

8.3.BINDING ON COMPANY. PARTICIPANTS AND THEIR SUCCESSORS

The Plan shall be binding upon and inure to the benefit of the Company and Affiliates, their successors and assigns and Participants and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger,

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consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

8.4.SPENDTHRIFT PROVISIONS

The interest of a Participant or Beneficiary under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntarily or involuntarily, prior to the Participant's or Beneficiary's actual receipt of amounts represented by the balances credited under the Plan on his behalf; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest prior to such receipt shall be void. Amounts credited hereunder and not paid to a Participant or Beneficiary shall not be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy. Notwithstanding the preceding sentence, no amount shall be payable from this Plan to a Participant, or any person claiming by or through a Participant, unless and until any and all amounts representing debts or other obligations owed to the Company or any Affiliate by the Participant have been fully paid and satisfied; provided, however, that any such offset, as applicable to a person's Plan interest, shall not exceed such offset as is permitted under Section 409A of the Code. Neither the Company nor any Affiliate shall be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person who has a Deferred Compensation Account maintained on his behalf under the Plan.

8.5.NO SPOUSAL RIGHTS

Except as required by law or specifically provided by the Plan, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the accounts accumulated under the Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the Participant's designation of Beneficiary.

8.6.DISCLOSURE

Each Participant, upon his written request, shall receive a copy of the Plan and the Administrator will make available for inspection by any Participant a copy of any written rules and regulations used by the Administrator in administering the Plan.

8.7.INCAPACITY OF RECIPIENT

In the event a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any Vested Deferred Compensation Account under the Plan to which such Participant, or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided in the preceding sentence, when the Administrator, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Administrator may direct the Company to make distribution(s) from the Vested Deferred Compensation Account maintained on behalf of such Participant or Beneficiary to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Administrator the propriety of making such distribution(s). Any payment so made shall not exceed such amount as is permitted under Section 409A of the Code and shall be in complete discharge of any liability of the Company and Administrator under the Plan for such payment. The Administrator shall not be required to see to the application of any such distribution made as provided above.

8.8 INFORMATION FURNISHED BY PARTICIPANTSAND BENEFICIARIES

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Neither the Company nor the Administrator shall be liable or responsible for any error in the computation of a Participant's or Beneficiary's interest under the Plan resulting from any misstatement of fact made by the Participant or Beneficiary, directly or indirectly, to the Company or to the Administrator and used by it in determining the Participant's or Beneficiary's Plan interest. Neither the Company nor the Administrator shall be obligated or required to increase the Plan interest of any such Participant or Beneficiary which, on discovery of the misstatement, is found to be understated as a result of such misstatement. However, the Plan interest of any Participant or Beneficiary which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of accurate facts.

8.9.OVERPAYMENTS

If a payment or a series of payments made from the Plan is found to be greater than the payment(s) to which a Participant or Beneficiary is entitled due to factual errors, mathematical errors or otherwise, the Administrator may, in its discretion and to the extent consistent with Section 409A of the Code, suspend or reduce future payments to such Participant or Beneficiary or exercise such legal or equitable remedies as it deems appropriate to correct the overpayment.

8.10.UNCLAIMED BENEFIT

In the event that any amount determined to be payable to a Participant or Beneficiary hereunder remains unclaimed by such Participant or Beneficiary for a period of four years after the whereabouts or existence of such person was last known to the Administrator, the Administrator may direct that all rights of such person to such amounts be terminated absolutely; provided, however, that if such Participant or Beneficiary subsequently appears and files a claim for payment in accordance with Article Six and such claim is fully or partially successful, the liability under the Plan for an amount equal to the successful claim shall be reinstated.

8.11.ELECTIONS. APPLICATIONS. NOTICES

Every designation, direction, election, revocation or notice authorized or required under the Plan which is to be delivered to the Company or the Administrator shall be deemed delivered to the Company or the Administrator as the case may be: (a) on the date it is personally delivered to the Administrator (either physically at the Company's executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530 or at such other location designated by the Administrator or through interactive electronic communication) or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Administrator at the offices indicated above. Every such item which is to be delivered to a person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan shall be deemed delivered to such person or entity when it is actually received (either physically or through interactive electronic communication) by such person or entity. Every designation, direction, election, revocation or notice authorized or required which is to be delivered to a Participant or Beneficiary shall be deemed delivered to a Participant or Beneficiary: (a) on the date it is personally delivered to such individual (either physically or through interactive electronic communication), or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the Company's records. Any notice required under the Plan may be waived by the person entitled thereto.

8.12.COUNTERPARTS

This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

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8.13.SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

8.14.GOVERNING LAW

The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the ERISA, and regulations promulgated thereunder.

The Plan is intended to comply with the provisions of Section 409A of the Code. As a result, the Administrator shall interpret and construe the terms of this Plan document so as to be consistent with Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code, and in no event will the Company, any Controlled Group Member or the Administrator be liable for any tax, penalties or interest imposed on a Participant or Beneficiary as a result of a violation of Section 409A of the Code.

8.15.HEADINGS

The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.

8.16.CONSTRUCTION

The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate. Any words or phrases used herein with initial capital letters that are not otherwise defined in this Plan document shall have the meanings assigned to them in the Qualified Plan, as in effect as of the date the relevant determination is being made under the Plan, unless a different meaning is required by the context. Such incorporation of Qualified Plan words and phrases shall not apply with respect to any term or provision that is expressly addressed in the Plan.

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*******

Executed at Erie, Pennsylvania this 9th day of December, 2021, effective January 1, 2022.

ERIE INDEMNITY COMPANY

By: /s/ Brian W. Bolash
Title: SVP, SECRETARY & GENERAL COUNSEL
ATTEST:

/s/ James G. Nealon

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